EXHIBIT 99.1

Newgioco Group adds Management Depth

New York, June 6, 2017 (Globenewswire). Newgioco Group, Inc. (OTCQB:NWGI) a company providing regulated online and offline leisure gaming and wagering through licensed subsidiaries in Italy, announced today the hiring of key personnel to the company management and technical team. All of the appointments are non-board positions.

Newgioco has strengthened its management team with the addition of Donal Carroll as Chief Financial Officer and Julia Lesnykh as VP Corporate Finance, both stationed in Toronto, Canada, as well as Carlo Reali as Financial Controller and Bryan Calderoni as in-house Graphic Designer, both stationed at gaming operations' head office in Rome, Italy.

Donal Carroll has 20 years of corporate finance leadership and public company experience, as well as deep expertise in syndicate investing both in equity and debt securities. With a balance of prudent financing practices and unique insights, Mr. Carroll has successfully guided companies for expansion and growth. Throughout his tenure with Danaher (NYSE:DHR), Alberto Culver (NYSE:ACV) - now Unilever (NYSE:UL) and Cardinal Meats, Mr. Carroll was instrumental in major restructuring activities, mergers and acquisitions, and the implementations of new internal controls and ERP systems resulting in significant efficiencies through periods of substantial change and strong company growth.

Mr. Carroll holds a CPA-CMA designation as well as a Bachelor of Commerce degree from University College Dublin (UCD).

Julia Lesnykh has over 17 years of accounting experience providing accounting, tax and advisory services to various small and medium-sized companies. Since February 2015, she has served Newgioco as a Group Financial Controller overseeing financial reporting. During this time she has clearly demonstrated her leadership and accounting abilities, performing full-cycle accounting for the head office in Canada, reviewing and consolidating domestic and foreign subsidiaries' financials and liaising with the company's auditors and external consultants. From 2012 - 2015, Ms. Lesnykh was a member of the Board of Directors of Friday Capital Inc. (currently HIT Technologies Inc. TSXV:HIT), participating in the preparation for and successful filing of an initial public offering. She also served as a Member of the Audit Committee in 2014-2015, liaising with auditors and overseeing financial reporting on TSX Venture.

Ms. Lesnykh holds a Degree in Economics, an International MBA from the Schulich School of Business at York University (Canada) and a CIMA Advanced Diploma in Management Accounting (UK).

Carlo Reali brings over 25 years of financial management experience in the retail gaming business, having worked his entire career with one of the largest gaming companies in Italy. He has extensive knowledge of pricing models and accounting processes in all gaming product verticals. Mr. Reali brings a strong cash management skill set to this new role, and will work closely with our CFO, VP Finance and auditing firm to prepare and support our financial reporting efficiency. The hiring of an internal financial controller at our operation level is a part of the company's mandate to implement corporate-wide standard operating procedures aimed at streamlining our financial reporting procedures going forward.





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Bryan Calderoni is responsible for developing and maintaining our Newgioco brand standards while designing print and online materials, including promotional email layouts, videos, infographics, flyers, stacking diagrams, maps and websites, etc. In addition, Mr. Calderoni is an expert in web development and SEO functionality, currently holds a master certification in Adobe Video development and specializes in creating logos and branding for ecommerce, presentations and interactive designs for the implementation of product marketing.

"We are very pleased to add such highly talented and dedicated personnel to both our corporate management in North America as well as group operations in Europe," said company Chairman and CEO, Michele Ciavarella. "These additions to our outstanding global leadership team are an important milestone for Newgioco Group and checks off another box towards achieving our objective of becoming a premier international leisure gaming company."

About Newgioco Group, Inc.

Newgioco Group, Inc., together with its wholly owned subsidiaries, is a fully licensed and integrated online and land-based gaming operator. The company conducts its business primarily through internet-based gambling and sports betting platform under the registered brand Newgioco on our website www.newgioco.it as well as retail neighborhood betting shops situated throughout Italy.

The company offers its clients a full suite of leisure gaming products and services, such as sports betting, virtual sports, online casino, poker, bingo, interactive games and slots, as well as an innovative betting platform (www.odissea.at) providing both B2B and B2C bet processing. Additional information is available on our corporate website at www.newgiocogroup.com.

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "forecast," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.

Website contact form:
http://www.newgiocogroup.com/index.php/contact-us/

Investor Relations Contact

Michele Ciavarella
investor@newgiocogroup.com